1Q25 QUARTERLY UPDATE April 11, 2025

2 • Revenue Growth: Revenue of $4.8bn up 6% YoY; up 5%(b) excluding notable items – Investment services fees up 6% YoY – Investment management and performance fees down 5% YoY – Foreign exchange revenue up 3% YoY – Net interest income up 11% YoY • Expense Discipline: Expense of $3.3bn up 2% YoY • Balance Sheet Strength: – Average total deposits of $283bn up 1% YoY and down 1% QoQ – Tier 1 leverage ratio of 6.2% and CET1 ratio of 11.5% – LCR of 116% and NSFR of 132% • Profitability: – Pre-tax margin of 32% – ROE of 12.6% and ROTCE(a) of 24.2% • Capital Returns: Returned $1.1bn to common shareholders, including $343mm of dividends and $746mm of share repurchases – 95% payout ratio year-to-date 1Q25 Financial Highlights + 22% Revenue: Pre-tax Margin: Adj. EPS(b): + 6% 32% ROTCE(a): 24.2% Tier 1 Leverage: 6.2% Expenses: + 2% (a) Represents a non-GAAP measure. See page 11 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (b) Represents a non-GAAP measure. See page 12 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items. Note: Above comparisons are 1Q25 vs. 1Q24, unless otherwise noted.

1Q25 Financial Results

$mm, except per share data or unless otherwise noted	1Q25	4Q24	1Q24	1Q25 vs. 4Q24	1Q25 vs. 1Q24
Income Statement					
Investment services fees	$2,411	$2,438	$2,278	(1)%	6%
Investment management and performance fees	739	808	776	(9)	(5)
Foreign exchange revenue	156	177	152	(12)	3
Other fee revenue	97	90	99	8	(2)
Total fee revenue	**$3,403**	**$3,513**	**$3,305**	**(3)%**	**3%**
Investment and other revenue	230	140	182	N/M	N/M
Net interest income	1,159	1,194	1,040	(3)	11
Total revenue	**$4,792**	**$4,847**	**$4,527**	**(1)%**	**6%**
Provision for credit losses	18	20	27	N/M	N/M
Noninterest expense	3,252	3,355	3,176	(3)	2
Income before income taxes	**$1,522**	**$1,472**	**$1,324**	**3%**	**15%**
Net income applicable to common shareholders	$1,149	$1,130	$953	2%	21%
Avg. common shares and equivalents outstanding *(mm)* - diluted	727	734	762	(1)%	(5)%
EPS	**$1.58**	**$1.54**	**$1.25**	**3%**	**26%**
Key Performance Indicators					
Operating leverage[a]				**194 bps**	**346 bps**
Pre-tax margin	**32%**	**30%**	**29%**		
ROE	12.6%	12.2%	10.7%		
ROTCE[b]	**24.2%**	**23.3%**	**20.7%**		
Non-GAAP measures, excluding notable items[c]					
Adjusted total revenue	$4,752	$4,847	$4,527	(2)%	5%
Adjusted noninterest expense	3,212	3,190	3,138	1	2
Adjusted EPS	1.58	1.72	1.29	(8)	22
Adjusted operating leverage				**(265) bps**	**261 bps**
Adjusted pre-tax margin	**32%**	**34%**	**30%**		
Adjusted ROTCE	**24.2%**	**26.1%**	**21.3%**		

(a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b) Represents a non-GAAP measure. See page 11 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 11 and 12 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

3

BNY

Capital and Liquidity

	1Q25	4Q24	1Q24
Consolidated regulatory capital ratios[(a)]			
Tier 1 capital ($mm)	$24,783	$23,039	$22,723
Average assets for Tier 1 leverage ratio ($mm)	397,513	402,069	386,148
Tier 1 leverage ratio	**6.2%**	**5.7%**	**5.9%**
Common Equity Tier 1 ("CET1") capital ($mm)	$19,505	$18,759	$18,383
Risk-weighted assets ($mm)	169,080	167,786	169,909
CET1 ratio	**11.5%**	**11.2%**	**10.8%**
Supplementary leverage ratio ("SLR")	6.9%	6.5%	7.0%
Consolidated regulatory liquidity ratios[(a)]			
Liquidity coverage ratio ("LCR")	116%	115%	117%
Net stable funding ratio ("NSFR")	132%	132%	136%
Capital returns			
Cash dividends per common share	$0.47	$0.47	$0.42
Common stock dividends ($mm)	$343	$349	$324
Common stock repurchases ($mm)	746	750	988
Total capital return ($mm)	**$1,089**	**$1,099**	**$1,312**
Total payout ratio	95%	97%	138%
Profitability			
ROE	12.6%	12.2%	10.7%
ROTCE[(b)]	24.2%	23.3%	20.7%
Adjusted ROTCE[(c)]	**24.2%**	**26.1%**	**21.3%**

CAPITAL

- **Tier 1 leverage ratio** of 6.2% up 50bps QoQ
  - Tier 1 capital of $24.8bn increased $1,744mm QoQ, primarily reflecting capital generated through earnings, the issuance of preferred stock and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - Average assets for Tier 1 leverage ratio of $397.5bn decreased $4.6bn QoQ
- **CET1 ratio** of 11.5% up 36bps QoQ
  - CET1 capital of $19.5bn increased $746mm QoQ, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - RWA of $169.1bn increased by $1.3bn QoQ

LIQUIDITY

- **LCR** of 116% up 1%-pt QoQ
- **NSFR** of 132% flat QoQ

(a) Note: See page 10 in the Appendix for corresponding footnotes.
(b) Represents a non-GAAP measure. See page 11 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 11 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items.

4

BNY

5 1,040 1,030 1,048 1,194 1,159 1Q24 2Q24 3Q24 4Q24 1Q25 1Q25 vs.   1Q25   4Q24   1Q24   Total assets $416 (1)% 3% Total interest-earning assets $355 (1)% 2% Cash and reverse repo 137 (4) (3) Loans 70 1 6 Investment securities 142 1 6 Noninterest-bearing $48 (6)% (4)% Interest-bearing 234 — 2 Total deposits $283 (1)% 1%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.19% 1.15% 1.16% 1.32% 1.30% 1Q24 2Q24 3Q24 4Q24 1Q25 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,159mm up 11% YoY and down 3% QoQ – QoQ decrease primarily reflecting changes in balance sheet size and mix, partially offset by the continued reinvestment of maturing investment securities at higher yields • Net interest margin of 1.30% up 11 bps YoY and down 2 bps QoQ • Avg. total deposits of $283bn up 1% YoY and down 1% QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	1Q25	1Q25 vs. 4Q24	1Q25 vs. 1Q24
Asset Servicing	$1,062	2%	5%
Issuer Services	267	(9)	2
Total investment services fees	**$1,329**	**(1)%**	**4%**
Foreign exchange revenue	136	(7)	10
Other fees[(a)]	65	5	10
Investment and other revenue	140	N/M	N/M
Net interest income	630	(7)	8
Total revenue	**$2,300**	**(1)%**	**8%**
Provision for credit losses	8	N/M	N/M
Noninterest expense	1,584	(5)	3
Income before income taxes	**$708**	**10%**	**20%**

Key Performance Indicators

$bn, unless otherwise noted	1Q25	4Q24	1Q24
Pre-tax margin	31%	28%	28%
Assets under custody and/or administration ("AUC/A")*(trn)*[(b)(c)]	$38.1	$37.7	$35.4
Deposits *(average)*	$176	$181	$175
Issuer Services			
Total debt serviced *(trn)*	$13.9	$14.1	$14.0
Number of sponsored Depositary Receipts programs	488	499	527

- **Total revenue** of $2,300mm **up 8% YoY**
  - Investment services fees up 4% YoY
    - > Asset Servicing up 5% YoY, primarily reflecting higher market values and net new business
    - > Issuer Services up 2% YoY, primarily reflecting higher Corporate Trust fees
  - Foreign exchange revenue up 10% YoY
  - Net interest income up 8% YoY
- **Noninterest expense** of $1,584mm **up 3% YoY**, primarily reflecting higher investments, revenue-related expenses and employee merit increases, partially offset by efficiency savings
- **Income before income taxes** of $708mm **up 20% YoY**

Note: See page 10 in the Appendix for corresponding footnotes.
N/M – not meaningful.

6

BNY

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	1Q25	1Q25 vs. 4Q24	1Q25 vs. 1Q24
Pershing	$503	(3)%	4%
Clearance and Collateral Management	362	(1)	10
Treasury Services	209	1	14
Total investment services fees	**$1,074**	**(1)%**	**8%**
Foreign exchange revenue	29	7	21
Other fees[a]	65	7	12
Investment and other revenue	21	N/M	N/M
Net interest income	497	5	17
Total revenue	**$1,686**	**1%**	**11%**
Provision for credit losses	4	N/M	N/M
Noninterest expense	866	2	4
Income before income taxes	**$816**	**1%**	**20%**

Key Performance Indicators

$bn, unless otherwise noted	1Q25	4Q24	1Q24
Pre-tax margin	48%	48%	45%
AUC/A *(trn)*[b][c]	$14.7	$14.1	$13.1
Deposits *(average)*	$92	$91	$90
Pershing			
AUC/A *(trn)*[b]	$2.7	$2.7	$2.6
Net new assets (U.S. platform)[d]	11	41	(2)
Daily average revenue trades (DARTs) (U.S. platform) *('000)*	298	254	290
Average active clearing accounts *('000)*	8,406	8,260	7,991
Treasury Services			
U.S. dollar payment volumes *(daily average)*	244,673	250,714	237,124
Clearance and Collateral Management			
Average collateral balances[e]	$6,576	$6,463	$5,937

- **Total revenue** of $1,686mm **up 11% YoY**
  - Investment services fees up 8% YoY
    - Pershing up 4% YoY, primarily reflecting higher market values and net new business
    - Clearance and Collateral Management up 10% YoY, primarily reflecting higher clearance volumes and collateral management balances
    - Treasury Services up 14% YoY, primarily reflecting net new business
  - Foreign exchange revenue up 21% YoY
  - Net interest income up 17% YoY
- **Noninterest expense** of $866mm **up 4% YoY**, primarily reflecting higher investments and employee merit increases, partially offset by efficiency savings
- **Income before income taxes** of $816mm **up 20% YoY**

Note: See page 10 in the Appendix for corresponding footnotes.
N/M – not meaningful.

7

BNY

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	1Q25[a]	1Q25 vs. 4Q24[a]	1Q25 vs. 1Q24[a]
Investment management fees[a]	$735	(7)%	(4)%
Performance fees	5	N/M	N/M
Distribution and servicing fees	68	—	(3)
Other fees[b]	(75)	N/M	N/M
Investment and other revenue[c]	5	N/M	N/M
Net interest income	41	(13)	—
Total revenue	**$779**	**(11)%**	**(8)%**
Provision for credit losses	2	N/M	N/M
Noninterest expense[a]	714	2	(4)
Income before income taxes	**$63**	**(64)%**	**(41)%**
Total revenue by line of business:			
Investment Management[a]	$505	(14)%	(12)%
Wealth Management	274	(5)	1
Total revenue	**$779**	**(11)%**	**(8)%**

Key Performance Indicators

$bn, unless otherwise noted	1Q25	4Q24	1Q24
Pre-tax margin	8%	20%	13%
Deposits *(average)*	$10	$10	$11
Assets under management ("AUM")[d]	$2,008	$2,029	$2,015
Long-term active strategies net flows	$(2)	$(20)	$16
Index net flows	(11)	(7)	(15)
Short-term strategies net flows	(5)	12	16
Total net flows	$(18)	(15)	17
Wealth Management			
Client assets[e]	$327	$327	$309

- **Total revenue** of $779mm **down 8% YoY**
  - Investment Management down 12% YoY, primarily reflecting the mix of AUM flows, the adjustment for certain rebates (offset in noninterest expense)[a], lower seed capital gains and lower equity investment income, partially offset by higher market values
  - Wealth Management up 1% YoY, primarily reflecting higher market values, partially offset by changes in product mix
- **Noninterest expense** of $714mm **down 4% YoY**, primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates[a]) and efficiency savings, partially offset by higher investments
- **Income before income taxes** of $63mm **down 41% YoY**
- **AUM** of $2.0trn **flat YoY**, primarily reflecting higher market values, offset by cumulative net outflows
- Wealth Management **client assets** of $327bn **up 6% YoY**, primarily reflecting higher market values and cumulative net inflows

(a) Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for both 1Q25 and 1Q24 and impacted the variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
Note: See page 10 in the Appendix for corresponding footnotes.
N/M – not meaningful.

8

BNY

9 $mm, unless otherwise noted 1Q25 4Q24 1Q24 Fee revenue $(28) $(20) $(17) Investment and other revenue 62 9 47 Net interest (expense) (9) (8) (7) Total revenue $25 $(19) $23 Provision for credit losses 4 (4) 12 Noninterest expense 88 137 65 (Loss) before income taxes $(67) $(152) $(54)                 Other Segment Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – QoQ increase primarily reflecting net losses on sales of securities recorded in 4Q24 • Noninterest expense increased YoY, primarily reflecting higher staff expense; QoQ decrease primarily reflecting lower severance expense and the net impact of the adjustments to the FDIC special assessment Select Income Statement Data

10 Footnotes Page 4 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for March 31, 2025 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2025, December 31, 2024 and March 31, 2024 was the Standardized Approach. Page 6 – Securities Services (a) Other fees primarily include financing-related fees. (b) March 31, 2025 information is preliminary. (c) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.9 trillion at March 31, 2025, $1.8 trillion at December 31, 2024 and $1.7 trillion at March 31, 2024. Page 7 – Market and Wealth Services (a) Other fees primarily include financing-related fees. (b) March 31, 2025 information is preliminary. (c) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (d) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. (e) The previously reported metric for the Clearance and Collateral Management line of business, Average tri-party collateral management balances, has been replaced with a new metric, Average collateral balances. Average collateral balances include all revenue-generating collateral balances, including the tri-party collateral management balances previously reported. The average collateral balances were $6,217 billion for full-year 2024, $6,343 billion for full-year 2023, $5,861 billion for full-year 2022, $4,657 billion for full-year 2021 and $3,966 billion for full-year 2020. Page 8 – Investment and Wealth Management (a) (b) Other fees primarily include investment services fees. (c) Investment and other revenue is net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds. (d) March 31, 2025 information is preliminary. Represents assets managed in the Investment and Wealth Management business segment. (e) March 31, 2025 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business.

11  $mm 1Q25 4Q24 1Q24 Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,149 $1,130 $953 Add: Amortization of intangible assets 11 13 12 Less: Tax impact of amortization of intangible assets 3 3 3 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets — Non-GAAP $1,157 $1,140 $962 Less: Disposal gain(a) 32 — — Less: Severance expense(b) (25) (103) (27) Less: Litigation reserves(b) (1) (37) (2) Less: FDIC special assessment(b) (5) 6 — Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items — Non-GAAP $1,156 $1,274 $991 Average common shareholders’ equity $36,980 $36,923 $35,905 Less: Average goodwill 16,615 16,515 16,238 Less: Average intangible assets 2,849 2,846 2,848 Add: Deferred tax liability – tax deductible goodwill 1,226 1,221 1,209 Add: Deferred tax liability – intangible assets 666 665 655 Average tangible common shareholders’ equity – Non-GAAP $19,408 $19,448 $18,683 Return on common equity(c) – GAAP 12.6% 12.2% 10.7% Adjusted return on common equity(c) – Non-GAAP 12.6% 13.6% 11.0% Return on tangible common equity(c) – Non-GAAP 24.2% 23.3% 20.7% Adjusted return on tangible common equity(c) – Non-GAAP 24.2% 26.1% 21.3%            Return on Common Equity and Tangible Common Equity Reconciliation (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Returns are annualized.

12 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 1Q25 vs.  $mm, except per share amounts 1Q25 4Q24 1Q24 4Q24 1Q24 Total revenue – GAAP $4,792 $4,847 $4,527 (1)% 6% Less: Disposal gain(a) 40 — — Adjusted total revenue, ex-notables — Non-GAAP $4,752 $4,847 $4,527 (2)% 5% Noninterest expense – GAAP $3,252 $3,355 $3,176 (3)% 2% Less: Severance expense(b) 32 135 36 Less: Litigation reserves(b) 2 38 2 Less: FDIC special assessment(b) 6 (8) — Adjusted noninterest expense, ex-notables — Non-GAAP $3,212 $3,190 $3,138 1% 2% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,149 $1,130 $953 2% 21% Less: Disposal gain(a) 32 — — Less: Severance expense(b) (25) (103) (27) Less: Litigation reserves(b) (1) (37) (2) Less: FDIC special assessment(b) (5) 6 — Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $1,148 $1,264 $982 (9)% 17% Diluted earnings per share – GAAP $1.58 $1.54 $1.25 3% 26% Less: Disposal gain(a) 0.04 — — Less: Severance expense(b) (0.03) (0.14) (0.04) Less: Litigation reserves(b) — (0.05) — Less: FDIC special assessment(b) (0.01) 0.01 — Adjusted diluted earnings per share — Non-GAAP $1.58 $1.72 $1.29 (8)% 22% Operating leverage – GAAP(c) 194 bps 346 bps Adjusted operating leverage — Non-GAAP(c) (265) bps 261 bps Pre-tax operating margin – GAAP(d) 32% 30% 29% Adjusted pre-tax operating margin — Non-GAAP(d) 32% 34% 30% (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (d) Income before taxes divided by total revenue. See the 1Q25 Earnings Release for additional information.

13 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest income, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, digital assets, client experience, strategic priorities and initiatives, acquisitions, related integration and divestiture activity, transition to a platforms operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially as we complete our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: escalating tariff and other trade policies and the resulting impacts on market volatility and global trade, changing levels of inflation and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the US, Europe and other regions; the impacts of continued hostilities in the Middle East; political uncertainty regarding operational and policy changes at U.S. government agencies; our ability to execute against our strategic initiatives; potential increased regulatory requirements and costs; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 (the “2024 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook and our medium-term financial targets, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on net interest income are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet size, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on fee revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure and our ability to launch new products to, and expand relationships with, existing clients. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our medium-term financial targets at our business segments are similarly subject to the factors described above, but may be more significantly impacted by positive or negative events or trends that have a disproportionate impact on a particular business segment. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases, as well as our outlook on total payout ratio, are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2024 Annual Report, the first quarter 2025 earnings release and the first quarter 2025 financial supplement, which are available at www.bny.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for expenses excluding notable items and for return on tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement